SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date earliest event reported) December 21,1994


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.
1-11299      ENTERGY CORPORATION                     13-5550175
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70112
             Telephone (504) 529-5262

1-2703       GULF STATES UTILITIES COMPANY           74-0662730
             (a Texas corporation)
             350 Pine Street
             Beaumont, Texas  77701
             Telephone (409) 838-6631



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Form 8-K                                                   Page 1
December 22, 1994


Item 5.   Other Materially Important Events

          Entergy Corporation, Gulf States Utilities Company


          On December 21, 1994, Cajun Electric Power Cooperative, Inc. ("Cajun") filed a petition in the United States Bankruptcy Court for the Middle District of Louisiana seeking bankruptcy relief under Chapter 11 of the United States Bankruptcy Code. As previously disclosed, Gulf States Utilities Company ("GSU") has significant business relationships with Cajun, including co-ownership in the River Bend Steam Electric Generating Station (nuclear) ("River Bend") and Big Cajun 2 Unit 3. GSU and Cajun own 70% and 30% undivided interests, respectively, in River Bend and 42% and 58% undivided interests, respectively, in Big Cajun 2 Unit 3.

          The precise consequences to GSU of Cajun's bankruptcy filing cannot be predicted at this time. However, GSU will take appropriate steps to protect its interests and its claims against Cajun arising from the co-ownership in River Bend and Big Cajun 2 Unit 3. GSU intends to seek enforcement in the bankruptcy proceedings of an injunction granted by the United States District Court on December 19, 1994, pursuant to which GSU currently is receiving its 42% share of power from the Big Cajun
2 Unit 3 coal plant.   GSU intends to continue making payments
for the power into an account under the registry of the United States District Court pursuant to the injunctive order, until otherwise ordered by the Court. Such payments are held in escrow by the Court.








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Form 8-K                                                   Page 2
December 22, 1994


                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Entergy Corporation


                                 By:    /s/ Lee W. Randall
                                          Lee W. Randall
                                        Vice President and
                                     Chief Accounting Officer

                                 Gulf States Utilities Company


                                 By:    /s/ Lee W. Randall
                                          Lee W. Randall
                                   Vice President, Chief Accounting
                                   Officer and Assistant Secretary




Dated:  December 22, 1994